Exhibit 10.52
Master Repurchase Agreement

September 1996 Version

Dated as of February 18, 2015   Between: Credit Suisse Securities (USA) LLC

and AG MIT CMO EC LLC

1.Applicability
From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.Definitions
(a)"Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratori um, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commence ment of any such case or proceeding against such party, or another seeking such an appoint ment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appoint ment or election, the issuance of such a protective decree or the entry of an order having a sim ilar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

(b)"Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph
4 (a) hereof;

Exhibit 10.52
a."Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

b."Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

c."Confirmation", the meaning specified in Paragraph 3(b) hereof;

d.) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

e."Margin Deficit", the meaning specified in Paragraph 4 (a) hereof;

f."Margin Excess", the meaning specified in Paragraph 4 (b) hereof;

g."Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfac tion of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

0) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities) ;

(k)"Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days dur ing the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction) ;

(i)"Pricing Rate", the per annum percentage rate for determination of the Price Differential;

(m)"Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates) ;

(n)"Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

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Exhibit 10.52
a."Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree oth erwise, such price increased by the amount of any cash transferred by Buyer to Seller pur suant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4 (a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

b."Purchased Securities'', the Securities transferred by Seller to Buyer in a Transaction here under, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4 (a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

c."Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

d."Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

e."Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

f."Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

1.Initiation; Confirmation; Termination
i.An agreement to enter into a Transaction may be made orally or in writing at the initia tion of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

ii.Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation") . The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with

September 1996 • Master Repurchase Agreement • 3

Exhibit 10.52
respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

i.Inthe case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market prac tice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termina tion in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

1.Margin Maintenance
ii.If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggre gate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional
Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller) .

iii.If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer) .

iv.If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subpara graph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

v.Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

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Exhibit 10.52
i.Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

1.Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall rea sonably determine in its discretion) , on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the cre ation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or
(B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

2.Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

3.Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

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Exhibit 10.52
1.Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corpo ration. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall pre clude Buyer from engaging in repurchase transactions with the Purchased Securities or other wise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pur suant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

2.Substitution
i.Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

ii.In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

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Exhibit 10.52
10. Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such exe cution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal) , (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such autho rizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to com ply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its oblig ations hereunder (each an "Event of Default"):

(a)The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency) , declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date deter mined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and
(iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's posses sion or control.

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Exhibit 10.52
a.In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

b.If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

i.as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

ii.as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable man ner) at such price or prices as the nondefaulting party may reasonably deem satisfac tory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefault ing party as required hereunder or (B) in its sole discretion elect, in lieu of purchas ing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I,the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quo tations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the rel evant Securities) .

c.As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the

8 • September 1996 • Master Repurchase Agreement

Exhibit 10.52
amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in sub paragraph (a) of this Paragraph.

(g)The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)To the extent permitted by applicable law, the defaulting party shall be liable to the non defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the default ing party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)The nondefaulting party shall have, in addition to its rights hereunder, any rights other wise available to it under any other agreement or applicable law.

11.Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the perfor mance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

12.Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereun der may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

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Exhibit 10.52
1.Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing gen eral terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

2.Non-assignability; Termination
i.The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

ii.Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charg ing or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

3.Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

4.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pur suant to Paragraph 4(a) or 4 (b) hereof will not constitute a waiver of any right to do so at a later date.

5.Use of Employee Plan Assets
iii.If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA'') are intended to be used by either party hereto
(the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

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Exhibit 10.52
i.Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

ii.By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not dis closed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any out standing Transaction involving a Plan Party.

1.lntent
iii.The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplica ble) .

iv.It is understood that either party's right to liquidate Securities delivered to it in connec tion with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

v.The parties agree and acknowledge that if a party hereto is an "insured depository insti tution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA") , then each Transaction hereunder is a "qualified financial contract,'' as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplica ble) .

vi.It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDI CIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

2.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:

vii.in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 (" 1934 Act"), the Securities Investor Protection Corporation has

September 1996 • Master Repurchase Agreement • 11

Exhibit 10.52
nrovisions of the
with

in the case of Transactions in which one of the is a financial  funds held the financial institution  to a Transaction hereunder are not a ae1Jostt and therefore are not insured the Federal  or the National Credit Union Share Insurance

By: AG MIT RES LLC, its member ·
AG MIT CMO EC LLC

Title: Authorized Signatory
 2 !11 !1
( I

Exhibit 10.52

Exhibit 10.52
Execution Copy

ANNEX I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of February 18, 2015 (the "Agreement") between Credit Suisse Securities (USA) LLC, a limited liability company incorporated under the. laws of the State of Delaware ("Party A") and AG MIT CMO EC LLC, a Delaware limited liability company ("Party B"). Capitalized terms used but not defined in this Annex I shall have the meaning ascribed to them in the Agreement. The obligations of Party B shall be guaranteed by AG Mortgage Investment Trust, Inc., a Maryland corporation, (the "Guarantor") pursuant to a guarantee executed and dated as of the date of this Agreement (the "Guarantee").

1.Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form part of the Agreement and shall be applicable thereunder: None

2.Additional Definitions. The following additional subparagraphs shall be added after Paragraph 2(t) of the Agreement:

"(u) "business day", any day on which the Federal Reserve System is open to transact business and in no event shall include a Saturday or a Sunday.

(v)"Event of Termination" shall occur in the event of the following:

(1)The Guarantor at any time does not qualify as a real estate investment trust (a "REIT") under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code") or fails to notify Party A in accordance with Paragraph ?(iii) of this Annex I.

(ii) (A) The Guarantor's common stock shall at any time not be duly listed on the New York Stock Exchange, or (B) Guarantor shall fail to timely file any report required to be filed in connection with such listing and, in the reasonable discretion of Party A, either such event shall have a material adverse impact on Party B's ability to perform or satisfy its obligations or on Party A's rights, in each case in respect of this Agreement or any Transactions.

(iii)Guarantor shall have incurred, or shall have received notice that it will incur the tax imposed under Section 857(b)(6) of the Code on the net income derived from prohibited transactions and, in the reasonable discretion of Party A, the incurrence of such tax has or shall have a material adverse impact on Party B ability to perform any obligations hereunder, or Guarantor's ability to perform any obligations in respect of the Guarantee.

(iv)The total shareholders' equity of Guarantor shall, as of the end of any month, as reported on the Guarantor's report of shareholder's equity prepared in accordance with generally accept-ed accounting principles in the United States of America (the "SE Report"), decline by fifty percent (50%) or more from the level as disclosed on the SE Report for any of the preceding 12 months.

(w)"Guarantee Default" means:

(i)Failure by Party B or the Guarantor to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the Guarantee if such failure is continuing after any applicable grace period has elapsed;

12-08

Annexl/96PSArepo

Exhibit 10.52
Execution Copy

i.the expiration or termination of the Guarantee or the failing or ceasing of such Guarantee to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Guarantee relates without the written consent of the other party;

ii.the party or such Guarantor disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Guarantee;

iii.an Act of Insolvency occurs with respect to Guarantor; or

iv.any representation made by the Guarantor in the Guarantee shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated.

a."Investment Manager" means Angelo, Gordon & Co., LP."

1.Market Value. Paragraph 20) of the Agreement is hereby amended by adding the following at the end thereof:

"provided that, where there is no generally recognized pricing source reasonably acceptable to Party A, Party A shall determine the Market Value for the Securities acting in a commercially reasonable manner and in good faith, and such valuation shall be binding on Party B; provided that upon request of Party B, Party A shall provide a statement in reasonable detail setting forth Party A's determination of the Market Value, including the sources, if any (it being understood that Party A shall be under no obligation to obtain market prices from outside sources) contacted for market prices."

2.Events of Default. Paragraph 11 of the Agreement is hereby amended by deleting the word "or" before "(vii)" in the first paragraph thereof and by adding the following additional Events of Default before the words "(each an "Event of Default")":

"(viii) as a result of sovereign action or inaction (directly or indirectly), Buyer or Seller becomes unable to perform any absolute or contingent obligation to make a payment or transfer or to receive a payment or transfer in respect of any Transaction under the Agreement or to comply with any other material provision of the Agreement relating to such Transaction, (ix) an Event of Termination occurs, (ix) a Guarantee Default occurs, or (xi) Seller or Buyer, as the case may be, fails to comply with or perform any agreement or obligation (other than those agreements or obligations under Paragraphs 11(i) to 11(viii) above) to be complied with or performed by such party in accordance with this Agreement if such failure is not remedied on or before the thirtieth (30tn) day after notice of such failure is given to such party."

3.Single Agreement. Paragraph 12 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

"12. Single Agreement

Buyer and Seller hereby acknowledge that they consider all transactions and agreements between them to constitute a single business and contractual relationship and to have been made in consideration of each other and this Agreement. Therefore, (a) each party hereby agrees (i) to perform all of its obligations to the other party with respect to all transactions or agreements between them, (ii) that a default in the performance of any such obligations ("Obligations") shall constitute an Event of Default hereunder and (iii) that any Event of Default hereunder shall constitute a default in respect of all such other transactions and agreements between them, (b) each party shall have a right of setoff against the other party for amounts owing hereunder and

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any other Obligations owing in respect of any other agreement or transaction whatsoever, and
(c) payments, deliveries, and other transfers made by either party hereunder shall be considered to have been made in consideration of payments, deliveries, and other transfers made by the other party with respect to all other agreements or transactions between them, and the Obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted. As security for the performance by each party of all of its Obligations, each party hereby grants to the other a security interest in all securities, instruments, money, and other property (and all proceeds thereof) transferred by such party to the other pursuant to this Agreement or otherwise. With respect to defaulted Obligations which did not arise under this Agreement, such security interest may be enforced in accordance with the provisions of applicable law or Paragraph 11(d)(i) hereof (applying such Paragraph as if such defaulted Obligations were owed hereunder in respect of a Transaction in which the defaulting party is acting as Seller)."

1.Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a)Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c)Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d)No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

2.Financial Information. Party 8 agrees to deliver to Party A at the address set forth in Annex II:

1.A certificate of an officer of Guarantor: (1) to the effect that based upon a review of Guarantor's activities and Guarantor's financial statements during the period covered thereby, there exists no Event of Termination or Event of Default, or event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination or an Event of Default; (2) certifying that none of the Events of Termination have occurred and are continuing; (3) only in such event that common stock of the Guarantor ceases to be duly listed on the New York Stock Exchange, setting forth the calculation and bases for the calculation of total shareholders' equity referred to in Paragraph 2(v)(iv) of the Agreement and certifying as to the accuracy and completeness of such calculation (a "Certificate"). Party B shall deliver the Certificate within 90 calendar days following the end of Guarantor's fiscal year for each year during the term of this Agreement.

2.A monthly SE Report delivered to Party A within 20 days of the end of each relevant month.

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1.Any notice or other communication from the United States Internal Revenue Service relating to the status of the Guarantor's qualification as a REIT under the Code or the Guarantor's failure to maintain such status, not later than two (2) business days after receipt of such notice.

1.JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY
(A)SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

2.WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.LIMITATION OF DAMAGES. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES IN ANY WAY RELATED TO THIS AGREEMENT AND EXCEPT AS PROVIDED IN PARAGRAPH 11(g) OF THE AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES SUFFERED OR INCURRED BY THE OTHER, OR ANY OTHER PARTY, IN EACH CASE ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

◦11. Investment Manager as Agent. Party B represents and warrants (and such representation and warranty shall be deemed to have been repeated on each date that a Transaction is entered into) that the Investment Manager has the full power and authority to commit Party B to Transactions and conclude such Transactions on Party B's behalf on such terms and conditions as the Investment Manager may determine in its absolute discretion. Unless previously notified in writing by Party B, Party A may rely on all representations and warranties of and actions by the Investment Manager in relation to any such Transactions. For these purposes, Party B agrees to fully and unconditionally indemnify Party A for any and all losses, damages, costs and expenses directly sustained by Party A (including those incurred in unwinding any relevant hedging transactions) by reason of (i) its bona fide reliance on the appointment by Party B of the Investment Manager as Party B's agent to enter into Transactions on its behalf, irrespective of the invalidity, unenforceability, termination or revocation of such appointment (unless previously notified in writing by Party B) or breach by the Investment Manager of its terms or (ii) as a direct result of Party A's bona fide reliance upon the instructions, actions or ostensible authority of the Investment Manager.

12.Additional Agreements. Within twenty (20) days of the entry into or other effectuation by Party B or Guarantor of any material amendment, alteration, modification or other material change to any of its Core Documents reasonably expected to have a material impact on Party B's or Guarantor's ability to perform its obligations under this Agreement or Guarantor's ability to perform its obligations in respect of the Guarantee, Party B shall provide Party A with a copy of the current version of such Core Document marked to show all changes from the prior version. For the purposes of this provision, "Core Documents" shall include, without limitation, organizational documents of Party B and/or the Guarantor (including, without limitation, articles of incorporation, partnership agreements, limited partnership agreements, and limited liability company agreements), investment management agreements, investor agreements, shareholder agreements, subscription agreements and disclosure documents (including, without limitation, offering circulars, private placement memoranda and prospectuses).

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1.ERISA. Paragraph 18 of the Agreement shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

"18. ERISA Representations and Agreements by Party B. Party B represents that Party B and Guarantor are not and will not be a Benefit Plan which, for the purposes of this Agreement, means
(1) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of Title I of ERISA, (2) a "Plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") to which Section 4975 of the Code applies, (3) an entity the underlying assets of which constitute "plan assets" pursuant to U.S. Department of Labor regulation section 2510.3-101 as modified by Section 3(42) of ERISA or (4) an entity the underlying assets of which include assets of a governmental plan or other plan subject to restrictions similar to Section 406 of ERISA or Section 4975 of the Code.

2.Limited Recourse. Excepting Party A's recourse as against the Guarantor pursuant to the terms of the Guarantee, no recourse shall be had for any payment or delivery obligation under the Agreement, or for any claim based on the Agreement, or otherwise in respect of the Agreement, to or against any Other AG Entity (as defined below) or any incorporator, subscriber, promoter, stockholder, partner, member, director, officer or employee, past, present or future, as such, of Party B or any Other AG Entity or of any predecessor or successor to any of the foregoing, either directly or through Party B or any Other AG Entity or any such predecessor or successor, under and by virtue of any constitution or statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability of any Other AG Entity or any such incorporator, subscriber, promoter, stockholder, partner, member, director, officer or employee being waived and released by Party A. As used in this paragraph, "Other AG Entity" means (i) Angelo Gordon & Co., L.P. and any Affiliate thereof, in each case, together with its successors, and (ii) any corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, and any fund, whose investment activities are conducted based on investment advice or management services provided by any entity referred to in the foregoing clause (i); provided that in no event shall Party B be an "Other AG Entity".

"Affiliate" for purposes of the foregoing shall mean, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person. Affiliate for these purposes shall not include the Guarantor relative to Guarantor's obligations to Party A in respect of the Guarantee.

For the avoidance of doubt, this Paragraph 14 shall in no way limit or impair Party A's rights or Guarantor's obligations in respect of the Guarantee.

3.Process Agent. Party B irrevocably appoints Angelo, Gordon & Co., L.P. with offices on

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the date hereof at 245 Park Avenue, 261
Floor, New York, NY 10167 to receive for it and on its behalf service of process in New York City with respect to any matter arising out of the Agreement.

Party B agrees that service upon itself by certified mail or air courier constitutes effective service as if personally served pursuant to Section 311 of the New York Civil Practice Law and Rules or Rule 4 of the
U.S. Federal Rules of Civil Procedure, or any successor section or rule thereof. Party B waives any right to contest the effectiveness of the service if done in accordance with the previous sentence.

1.Taxes. (a) Each party agrees to be liable to the relevant taxing authority for the full amount of any Taxes (as defined herein) imposed, levied, collected, withheld or assessed by such taxing authority as required by governing law to be deducted or withheld from payments or distributions of income that the party receives from the issuer of the Securities ("Income Payments").

(b)All payments made by one party to the other party in respect of any Transaction pursuant to this Agreement, including any Income Payments payable by the Buyer to the Seller, shall be made free and clear of, and without any withholding or deduction for or on account of any, Taxes,

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unless such withholding or deduction is required by any applicable law, as modified by the practice of any relevant governmental revenue authority; provided that if such withholding or deduction is so required, then the payor shall (i) promptly notify the payee of such requirement,
(ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon learning that such deduction or withholding is required, (iii) promptly forward to the payee an official receipt (or certified copy), or other such documentation, evidencing such payment to such authorities, and (iv) in the case of Indemnified Taxes pay to the payee such additional amounts as are necessary to yield and remit to the payee an amount which, after deduction or withholding of all Indemnified Taxes (including any deductions applicable to the additional amounts) payable under thie clause (iv)) equals the full amount that the payee would have received had no such withholding or deduction been required; provided, however, that in no event shall Seller be entitled to receive any amount in respect of any Income Payment greater than Seller would have received had it not entered into the relevant Transaction.

a.Upon execution of each Transaction and at such time or times reasonably requested by Party A Party B and Guarantor hereby agree to deliver to Party A such properly completed and executed documentation and forms (including but not limited to IRS Form W-9) as are reasonably required by Party A, which would result in an exemption from or reduction of withholding Tax with respect to any payments made to Party B or Guarantor under any Transaction. Upon execution of the Agreement and at such time or times reasonably requested by Party B or Guarantor, Party A hereby agrees to deliver to Party B or Guarantor such properly completed and executed documentation and forms (including but not limited to IRS Form W-9) as are reasonably required by Party B or Guarantor, which would result in an exemption from or reduction of withholding Tax with respect to any payments made to Party A under any Transaction. Each party further agrees that if any Tax-related form or certification it previously delivered is about to expire or become inaccurate in any respect, it shall either update such form or certification or promptly notify the other party in writing of its legal inability to do so, as applicable.

b.If one party (X) is required to make any deduction or withholding in respect of a Tax for which X would not be required to pay an additional amount to the other party (Y) under subparagraph (b)(iv) above; and X does not so deduct or withhold, and a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability, including any related liability for interest and penalties. This clause shall survive termination of the Agreement and any Transaction.

c.If (i) one party (X) is required to make a deduction or withholding in respect of any Taxes pursuant to subparagraph (a), (ii) such Taxes are Indemnified Taxes, (iii) X fails to so deduct or withhold such Indemnified Taxes, (iv) a claim is asserted by a governmental authority against the other party (Y) for such Indemnified Taxes, then X shall indemnify Y, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by Y arising in connection with any Transaction and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. This clause shall survive termination of the Agreement and any Transaction.

"Tax" or "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, liabilities, withholdings assessments, fees or other charges imposed by any governmental authority, including stamp, court, recording or documentary taxes or any other excise or property taxes, charges or similar levies and any applicable interest, additions to tax or penalties, arising from any payment made under any Transaction or from the execution, delivery or enforcement of, or otherwise with respect to, any document relating to any Transaction.

"Indemnified Taxes" shall mean Taxes, other than (i) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, (ii) any branch profits taxes imposed by the

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United States of America or any similar tax imposed by any other jurisdiction, (iii) Taxes attributable to either party's failure to comply with paragraph 16(c), and (iv) any Tax imposed by FATCA.

"FATCA" shall mean Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections.

Party B hereby agrees to complete and file all documents and forms reasonably required by Party A, including IRS Form W-9 or other appropriate tax forms.

12.Additional Representations. Party B represents and warrants to Party A that (i) the Guarantor is duly authorized to execute and deliver the Guarantee and to perform its obligations under the Guarantee and has taken all necessary action to authorize such execution, delivery and performance,
(ii) the person executing the Guarantee on its behalf is duly authorized to do so, (iii) the Guarantor has obtained all authorizations of any governmental body required in connection with the Guarantee and such authorizations are in full force and effect, (iv) the execution, delivery and performance by Party B of this Agreement and Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected and (v) there exists no Event of Termination or Event of Default with respect to the Guarantor. On the Purchase Date for any Transaction Party B shall be deemed to repeat all the foregoing representations made by it.

13.Additional Representations, Warranties and Covenants.

(i)In addition to the representations contained in Paragraph 10 of the Agreement and those set forth above in this Annex I, Party B represents and warrants to Party A, at all times until the termination of the Agreement and in accordance with Paragraph 10 thereof, that:

(1)since March 1, 2011, which is the date from which Guarantor first qualified as a REIT under the Code, Guarantor has at all times maintained its qualification as a REIT under the Code; and

(2)the execution of the Agreement by Party B, the entry by Party B into each Transaction and the performance by Party B of its obligations under the Agreement and each Transaction do not and will not result in Guarantor failing to maintain its status as a REIT under the Code.

(ii)Party B agrees that it will not take any action, directly or indirectly, during the term of any Transaction that would render untrue any of the representations and warranties in Paragraph 18 of this Annex I. Party B further agrees that if any event should occur or circumstance should exist that would render any of such representations and warranties in Paragraph 18 untrue it shall immediately give notice thereof to Party A.

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12.Governing Law. This Agreement and all Transactions hereunder shall be governed by the laws of the State of New York.

CREDIT SUISSE SECURITIES (USA) LLC AG MIT CMO EC LLC

By: /s/ Shui Wong
Title: Vice President     By: AG MIT RES LLC, its member

By: /s/ D. Forest Wolfe
Title: Authorized Signatory
Date: 7.11.15

Exhibit 10.52

Exhibit 10.52
Execution Copy

ANNEX II

Names and Addresses for Communications Between Parties

FOR ALL NOTICES (OTHER THAN LEGAL NOTICES):

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue New York, NY 10010-3629

Attn: Head of Credit Risk Management Fax: (212) 325-8170

FOR LEGAL NOTICES ONLY:

CREDIT SUISSE SECURITIES (USA) LLC

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Eleven Madison Avenue, 261
Floor

New York, NY 10010-3629

Attn: Head of Documentation Group Fax: (917) 326-7930

COUNTERPARTY:

AG MIT CMO EC LLC
c/o Angelo, Gordon & Co., L.P. 245 Park Avenue, 26TH Floor New York, New York 10167 Attn: Chief Risk Officer

Tel: 212-692-2000
Fax: 212-867-9328
Email: aparks@angelogordon.com
With a copy of any notices concerning Margin to marginnotice@angelogordon.com